Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The unaudited pro forma condensed combined financial data set forth below gives effect to the acquisition of Delta plc (“Delta”) by Valmont Industries Inc. (“Valmont”) (the “Acquisition”) and the issuance of $300 million of 6.625% senior unsecured notes (the “Notes”) by the application of the pro forma adjustments to the historical consolidated financial statements of Valmont. The unaudited pro forma condensed combined financial data should be read in conjunction with the audited historical consolidated financial statements and notes of Valmont and the accompanying notes to the unaudited pro forma condensed combined financial data.

The unaudited pro forma condensed combined balance sheet as of March 27, 2010 gives effect to the Acquisition and the issuance of the Notes as if they had occurred on such date. The unaudited pro forma condensed combined statements of operations gives effect to the Acquisition and the issuance of Notes as if they occurred as of December 28, 2008, the beginning of Valmont’s 2009 fiscal year. The unaudited pro forma condensed combined financial data do not purport to represent what Valmont’s results of operations or financial position would have been if the Acquisition had occurred as of the dates indicated or what such results will be for any future periods. The actual results in the periods following the Acquisition may differ significantly from that reflected in the unaudited pro forma condensed combined financial data for a number of reasons including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma condensed combined financial data and actual amounts, completion of a final valuation of the Acquisition and other reviews, including a valuation of Delta’s fixed assets and intangible assets, evaluation of contingent liabilities and changes in exchange rates. In addition, no adjustments have been made for non-recurring costs related to the Acquisition, including potential upgrades related to information technology integration, accounting migration and other activities necessary to handle financial reporting, tax and regulatory compliance.

The unaudited pro forma condensed combined financial data have been prepared giving effect to the Acquisition, which is accounted for as a purchase business combination in accordance with FASB Accounting Standards Codification 805, “Business Combinations.” The total purchase price for Delta was allocated to the net assets based upon preliminary estimates of fair value. The purchase price allocations for the Acquisition are preliminary and further refinements are likely to be made based on the results of final valuations and consideration of fair values.

The unaudited pro forma adjustments are based upon available information and certain assumptions that Valmont believes are reasonable, which assumptions are described in the accompanying notes. The unaudited pro forma condensed combined statement of operations excludes certain non-recurring charges that will be incurred in connection with the Acquisition, including an inventory fair value step-up from the Acquisition expected to increase cost of sales by $2.7 million in Valmont’s 2010 fiscal year and transaction costs incurred by Valmont which are expected to increase selling, general and administrative expenses by $14.1 million in Valmont’s 2010 fiscal year.

The financial information of Delta plc has been extracted from the historical financial statements of Delta which were prepared in accordance with International Financial Reporting Standards as adopted by the IASB (IFRS) which is a method of accounting different from accounting principles generally accepted in the United States of America (U.S. GAAP) and prepared in pounds sterling. Unaudited adjustments have been made to present the Delta IFRS information under U.S. GAAP. After application of U.S. GAAP adjustments, the pounds sterling amounts have been translated to U.S. dollars using historic exchange rates.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 27, 2010

	Valmont Industries, Inc. ($)	Delta plc (IFRS) (£)	Delta plc U.S. GAAP Adjustments (£)		Delta plc (U.S. GAAP) (£)	Exchange Rate ($/£)	Delta plc (U.S. GAAP) ($)	Acquisition and Purchase Price Allocation(8) ($)	Pro Forma Combined ($)
	(amounts in thousands, except per share amounts and exchange rates)
Current assets:
Cash	109,987	135,829	—		135,829	1.5353	208,538	—	318,525
Restricted cash	264,000	—	—		—	1.5353	—	(264,000)	—
Receivables, net	256,672	64,149	(1,868	)(1)	62,281	1.5353	95,620	—	352,292
Inventories	211,679	51,737	—		51,737	1.5353	79,432	2,687	293,798
Prepaid expenses	20,333	—	1,868	(1)	1,868	1.5353	2,868	—	23,201
Refundable and current deferred income tax	38,104	7,889	(5,195	)(3)	2,694	1.5353	4,136	—	42,240
Total current assets	900,775	259,604	(5,195)		254,409		390,594	(261,313)	1,030,056
Property, plant and equipment, net	276,628	99,038	—		99,038	1.5353	152,053	20,435	449,116
Goodwill	177,443	10,019	—		10,019	1.5353	15,382	81,501	274,326
Other intangible assets	93,914	199	—		199	1.5353	306	101,023	195,243
Investment in MMC	—	15,481	—		15,481	1.5353	23,768	—	23,768
Other assets	29,019	2,993	—		2,993	1.5353	4,595	3,858	37,472
	1,477,779	387,334	(5,195)		382,139		586,698	(54,496)	2,009,981
Current liabilities:
Current portion of long-term debt	281	—	—		—	1.5353	—	—	281
Notes payable	10,442	—	—		—	1.5353	—	—	10,442
Accounts payable	114,319	52,940	—		52,940	1.5353	81,279	—	195,598
Accrued expenses	106,009	6,431	—		6,431	1.5353	9,874	—	115,883
Dividends payable	3,947	—	—		—	1.5353	—	—	3,947
Total current liabilities	234,998	59,371	—		59,371		91,153	—	326,151
Deferred income taxes	49,577	7,252	(3,232	)(3)	4,020	1.5353	6,172	30,852	86,601
Long-term debt	351,127	—	—		—		—	190,549	541,676
Pension liability	—	65,494			65,494	1.5353	100,492	18,233	118,725
Other long-term liabilities	29,061	6,842	—		6,842	1.5353	10,505	23,071	62,637
Shareholder’s equity	792,876	216,200	(1,963	)(4)	214,237	1.5353	328,916	(342,871)	778,921
Non-controlling interest	20,140	32,215	—		32,215	1.5353	49,460	25,670	95,270
	1,477,779	387,334	(5,195)		382,139		586,698	(54,496)	2,009,981

See accompanying notes to unaudited pro forma condensed combined financial data.

Unaudited Pro Forma Condensed Combined Statement of Operations

Fiscal Year Ended December 26, 2009

	Valmont Industries, Inc. ($)	Delta plc (IFRS) (£)	Delta plc U.S. GAAP Adjustments (£)		Delta plc (U.S. GAAP) (£)	Exchange Rate ($/£)	Delta plc (U.S. GAAP) ($)	Acquisition and Purchase Price Allocation(8) ($)		Pro Forma Combined ($)
	(amounts in thousands, except per share amounts and exchange rates)
Net sales	1,786,601	333,000	—		333,000	1.56561	521,348	—		2,307,949
Cost of goods sold	1,254,587	232,000	—		232,000	1.56561	363,222	1,879	(5)	1,619,688
Gross profit	532,014	101,000	—		101,000		158,126	(1,879)		688,261
Selling, general and administrative expenses	294,020	50,600	100	(2)	50,700	1.56561	79,376	8,210	(5)	381,606
Operating income	237,994	50,400	(100)		50,300		78,750	(10,089)		306,655
Other income (expense):
Interest expense	(15,760)	(12,600)	12,400	(2)	(200)	1.56561	(313)	(21,085	)(6)	(37,158)
Interest income	1,510	3,200	—		3,200	1.56561	5,010	—		6,520
Other	2,340	12,500	(12,300	)(2)	200	1.56561	313	—		2,653
	(11,910)	3,100	100		3,200		5,010	(21,085)		(27,985)
Earnings before taxes	226,084	53,500	—		53,500	1.56561	83,760	(31,174)		278,670
Income tax expense	72,894	15,300	—		15,300	1.56561	23,954	(11,145	)(7)	85,703
Earnings from continuing operations before equity in earnings of nonconsolidated subsidiaries and noncontrolling interests	153,190	38,200	—		38,200	1.56561	59,806	(20,029)		192,967
Earnings in nonconsolidated subsidiaries	751	3,100	—		3,100	1.56561	4,854	—		5,604
Net earnings from continuing operations	153,941	41,300	—		41,300	1.56561	64,660	(20,029)		198,571
Less: Loss from discontinued operations, net of tax	—	(1,600)			(1,600)	1.56561	(2,505)	—		(2,505)
Less: Earnings attributable to noncontrolling interests	(3,379)	(8,700)	—		(8,700)	1.56561	(13,621)	—		(17,000)
Net earnings attributable to Valmont Industries, Inc.	150,562	31,000	—		31,000	1.56561	48,534	(20,029)		179,066
Earnings per share:
Basic	$5.80									$6.90
Diluted	$5.73									$6.81
Shares outstanding:
Basic	25,951,000									25,951,000
Diluted	26,289,000									26,289,000

See accompanying notes to unaudited pro forma condensed combined financial data.

Unaudited Pro Forma Condensed Combined Statement of Operations

Thirteen Weeks Ended March 27, 2010

	Valmont Industries, Inc. ($)	Delta plc (IFRS) (£)	Delta plc U.S. GAAP Adjustments (£)		Delta plc (U.S. GAAP) (£)	Exchange Rate ($/£)	Delta plc (U.S. GAAP) ($)	Acquisition and Purchase Price Allocation(8) ($)		Pro Forma Combined ($)
	(amounts in thousands, except per share amounts and exchange rates)
Net sales	367,402	82,237	—		82,237	1.5618	128,428	—		495,840
Cost of goods sold	266,672	60,377	—		60,377	1.5618	94,297	469	(5)	361,438
Gross profit	100,730	21,860	—		21,860		34,141	(469)		134,402
Selling, general and administrative expenses	69,080	10,996	1,125	(2)	12,121	1.5618	18,931	2,048	(5)	90,059
Operating income	31,650	10,864	(1,125)		9,739		15,210	(2,517)		44,343
Other income (expense):
Interest expense	(5,962)	(1,125)	1,125	(2)	—	1.5618	—	(4,974	)(6)	(10,936)
Interest income	356	594	—		594	1.5618	928	—		1,284
Other	(77)	(128)	—		(128)	1.5618	(200)	—		(277)
	(5,683)	(659)	—		466		728	(4,974)		(9,929)
Earnings before taxes	25,967	10,205	—		10,205	1.5618	15,938	(7,491)		34,414
Income tax expense	9,446	4,052	—		4,052	1.5618	6,328	(2,670	)(7)	13,104
Earnings from continuing operations before equity in earnings of nonconsolidated subsidiaries and noncontrolling interests	16,521	6,153	—		6,153	1.5618	9,610	(4,821)		21,310
Earnings in nonconsolidated subsidiaries	114	504	—		504	1.5618	787	—		901
Net earnings from continuing operations	16,635	6,657	—		6,657	1.5618	10,397	(4,821)		22,211
Less: Loss from discontinued operations, net of tax	—	(23)			(23)	1.5618	(36)	—		(36)
Less: Earnings attributable to noncontrolling interests	(172)	(1,259)	—		(1,259)	1.5618	(1,966)	—		(2,138)
Net earnings attributable to Valmont Industries, Inc.	16,463	5,375	—		5,375	1.5618	8,395	(4,821)		20,037
Earnings per share:
Basic	$0.63									$0.77
Diluted	$0.62									$0.76
Shares outstanding:
Basic	26,031,000									26,031,000
Diluted	26,419,000									26,419,000

See accompanying notes to unaudited pro forma condensed combined financial data.

Notes to Unaudited Pro Forma Condensed Combined Financial Data

(amounts in thousands, except per share amounts and exchange rates)

The unaudited pro forma condensed combined financial data have been derived from the financial information of Valmont Industries, Inc. (“Valmont”) and Delta plc (“Delta”). The financial information of Delta was prepared in accordance with International Financial Reporting Standards as adopted by the IASB (IFRS) and in pounds sterling. Adjustments have been made to the Delta information to present it in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) and in U.S. dollars. The Acquisition has been treated as an acquisition with Valmont as the acquirer and Delta as the acquiree, assuming that the Acquisition had been completed on March 27, 2010, for the unaudited pro forma condensed combined balance sheet and December 27, 2008 for the unaudited condensed combined statement of operations.

U.S. GAAP adjustments

The following reclassification adjustments have been made to align the IFRS financial information of Delta with Valmont’s accounting policies under U.S. GAAP:

Note 1—Reclassification to Prepaid Expenses.  Certain prepaid expenses were reclassified from receivables to prepaid expenses to conform with Valmont’s accounting policies under U.S. GAAP.

Note 2—Reclassification to Selling, General and Administrative Expenses.  U.S. GAAP requires that expected interest on defined benefit plan liabilities and expected return on defined benefit plan assets be presented in selling, general and administrative expenses rather than in interest expense and investment income.

Note 3—Reclassification to Deferred Income Taxes.  U.S. GAAP requires deferred income taxes to be classified as current and non-current based on the nature of the associated asset or liability resulting in the deferred tax whereas they are classified as non-current under IFRS. This resulted in a decrease in “Refundable and current deferred income taxes” and “Deferred income taxes” liability of £5,195.

Note 4—Income tax contingencies.  U.S. GAAP requires uncertain income tax positions be provided for where a tax position is not considered to be “more likely than not” sustainable upon audit. As this interpretation does not exist under IFRS, additional liabilities may exist under U.S. GAAP. This item resulted in an increase in “Deferred income taxes” and a decrease to shareholders’ equity of £1,963.

Translation from pounds sterling to U.S. dollars

The financial information of Delta has been translated from pounds sterling to U.S. dollars:

•                  in the unaudited pro forma condensed combined balance sheet using an exchange rate of $1.5353 / £, the exchange rate at which Valmont completed the acquisition in May 2010;

•                  in the unaudited pro forma condensed combined statement of operations as of March 27, 2010, using an exchange rate of $1.5618 / £, the average exchange rate from the period of December 31, 2009 through March 27, 2010; and

•                  in the unaudited pro forma condensed combined statement of operations for the fiscal year ended December 26, 2009, using an exchange rate of $1.56561 / £, the average Noon Buying Rate announced by the Federal Reserve Bank of New York for the pound sterling during the period presented.

Other pro forma adjustments

The following entries reflect the pro forma adjustments related to the Acquisition.

Note 5—Adjustments to Depreciation and Amortization Expense.  The adjustments reflect additional depreciation and amortization expenses associated with the fair market value adjustments to property, plant and equipment (included in cost of goods sold) and finite-lived intangible assets (included in selling, general and administrative expenses):

	Year ended	Period ended
	December 26, 2009	March 27, 2010
Property, plant and equipment	$1,879	$469
Finite-lived intangible assets	8,210	2,048

Note 6—Adjustments to Interest Expense.  Adjustments have been made to interest expense as follows:

	Year ended	Period ended
	December 26, 2009	March 27, 2010
Interest on the $300 million of 6.625% senior unsecured notes due 2020	$19.875	$4,969
Less: Interest on borrowings incurred by Valmont related to Acquisition	—	(306)
Pro forma interest on borrowings from Valmont’s revolving credit facility (assuming an average interest rate of 1.60%)	860	215
Amortization of deferred financing costs for the Notes	350	96
	$21,085	$4,974

The interest rate on borrowings under Valmont’s revolving credit facility is variable, and is partially dependent on Valmont’s ratio of debt to EBITDA. The $300 million of 6.625% senior unsecured notes were issued in April 2010 to fund a portion of the acquisition of Delta plc.

Note 7—Adjustments to Income Tax Expense.  Adjustments have been made to income tax expense. The tax effect of the interest expense adjustment was estimated at a 38.5% tax rate, which is Valmont’s estimated marginal U.S. tax rate. The tax effect of the depreciation and amortization expense adjustment was estimated at 30.0%, which is Delta’s applicable tax rate.

Note 8—Adjustment Based Upon Purchase Price Allocation.  The unaudited pro forma condensed combined financial data includes adjustments based upon the preliminary purchase price allocation, and further adjustments may be made based on the completion of the final valuation of the Acquisition and other reviews. The acquisition price of $436,736 was determined using an exchange rate of $1.5353 / £, the exchange rate at which Valmont completed the acquisition, and consists of £284, 463 for the existing ordinary share capital of Delta. Valmont entered into foreign currency hedging transactions with an average exchange rate of $1.5353 / £ to limit its exposure to any exchange rate fluctuation related to the Acquisition. The following table summarizes the net assets acquired from Delta and the pro forma purchase price allocation based on the March 31, 2010 unaudited consolidated financial statements of Delta:

Net book value of Delta plc	$328,916
Purchase consideration	$436,736
Excess purchase price	$107,820

Preliminary allocation of excess purchase price:
Inventory	$2,687
Property, plant and equipment	20,435
Finite-lived intangible assets	64,483
Trade name	36,540
Goodwill	81,501
Pension liability	(18,233)
Other long-term liabilities	(23,071)
Noncontrolling interests	(25,670)
Deferred income taxes	(30,852)
$107,820

The adjustment to the pension liability relates to an adjustment of the present value of Delta’s pension benefit obligations to fair value, reflecting a change from U.S. GAAP liability to funding liability in accordance with purchase accounting requirements.

The deferred income taxes adjustment relates to the recognition of deferred income taxes on the differences between financial accounting and income tax bases related to the allocation of excess purchase price to various assets and liabilities.

The adjustment to other long-term liabilities relates to the recognition of the fair value of certain contingent liabilities of Delta that reflect Valmont’s assessment of the probability of the outcome of such liabilities.

The following table summarizes the debt incurred from the Notes and borrowings from Valmont’s revolving credit facility to finance the Acquisition plus borrowings on the revolving credit facility to finance the fees of $3,858 and costs of $13,955 associated with the Notes and the Acquisition. The Acquisition was funded as follows:

Notes issued on April 12, 2010	$300,000
Restricted cash	264,000
Less: Cash paid for Delta ordinary shares	(436,736)
Less: After-tax acquisition and bridge loan costs	(13,955)
Less: Bond issue costs	(3,858)
Repayment of revolving credit agreement borrowings from proceeds of notes	$(109,451)

Notes issued on April 12, 2010	$300,000
Repayment of revolving credit agreement borrowings from proceeds of notes	(109,451)
Net increase in long-term debt	$190,549

Note 9—Delta Dividend Paid in 2010. In April 2010, prior to Valmont’s acquisition, Delta plc paid a dividend of £7,381 (4.8 pence per ordinary share) to the holders of its ordinary shares.